Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 15, 2007, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc. and of our report dated March 15, 2007, relating to the financial statements of The Guardian Separate Account R.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

December 20, 2007